Exhibit 99.1
Earnings webinar 1Q11

Shareholder meeting results

- Election of directors
  - Chairman: Richard C. Neugent
  - President and CEO: Raymond W. Braun
  - John R. Georgius
  - Christopher E. Lee
  - Randolph D. Smoak, Jr. M.D.
  - Richard B. Jennings
  - David J. Lubar
- Ratification of Deloitte & Touche
- Say on pay: approved
- Say when on pay: approved annual

Occupancy

Lease renewal percentage

St. Elizabeth MOB - Florence, Kentucky

Building description

- St. Elizabeth – Florence MOB
- Florence, Kentucky
- RSF: 53,833
- Age: 5 yrs
- On campus
- Hospital: St. Elizabeth


7370
Medical Office Building

Return profile Total investment: $6,200,000Initial occupancy: 76%Initial cap rate: 7.35%Stabilized occupancy: 95%Stabilized yield: 9.75%Operating expense pass through: NNN

Risk profile Hospital tenants: 54%Physician tenants: 46%Projected stabilization: 24 monthsHospital Credit: AA-

Financing CSA ownership: 95%Partner ownership: 5%Amount on LOC: $6,200,000

Good Samaritan Hospital MOB - Puyallup, Washington

Building description Good Samaritan Hospital MOBPuyallup, WashingtonRSF: 79,641 On campusHospital: Good Samaritan / Multicare4 storiesStart date: 6/22/10Scheduled completion: 10/10/11Development contract: $24,700,000CSA Ownership: 100%

Financing Lender: First CitizensType: Construction and Mini PermAmount: $16,250,000Interest rate: Construction rate 7.85%, dropping to 7.50% at CO, and 7.10% at stabilization (75%)Amortization period: 25 yrsMaturity: 6/30/15

Bonney Lake MOB - Bonney Lake, Washington

Building description Bonney Lake MOBBonney Lake, WashingtonRSF: 55,985Off campus, hospital affiliatedHospital: Good Samaritan / Multicare3 storiesStart date: 7/9/10Scheduled completion: 8/1/11Development contract: $17,700,000

Ownership structure Current ownership: Joint ventureCSA ownership: 62%Investment partner: Physician tenants & MulticarePartner ownership: 38%

Financing Lender: Bank of the WestType: Construction and Mini PermAmount: $11,505,000Interest rate: LIBOR + 3.25% during construction and swaps to 6.44% fixed at COAmortization period: 25 yrsMaturity: 2/5/19

St. Luke's MOB - Duluth, Minnesota

Building description St. Luke's Hospital MOBDuluth, MinnesotaRSF: 176,462On campusHospital: St. Luke's Hospital5 storiesStart date: 3/21/11Scheduled completion: 7/27/12Development contract: $27,821,000100% owned by CSA

Financing Lender: Associated BankType: Construction and Mini PermAmount: $19,500,000Interest rate: LIBOR + 3.50% with 5.50% floorAmortization period: 25 yrsMaturity: 9/1/16

Contract pipeline

Debt metrics Weighted average interest rate: ~5.2% Weighted average remaining term: 3.9 yrsOutstanding line balance: $55 millionInterest coverage: 2.3xFixed charge coverage: 1.45x Debt to total market cap: 47%Debt to book ratio: 45%

Guidance and outlook

- Revised FFOM guidance of $0.30 to $0.37
- Key assumptions
  - Acquisitions: $6-$25 million
  - Dispositions: 0
  - Developments: $40-$60 million
  - Third party design-build revenue: $90-$120 million
  - Design-build gross margin: 13-17%
  - Corporate G&A: $9.5-10.5 million